Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a “group” (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of Meridian Waste Solutions, Inc.

Dated August 17, 2015

Praesidian Capital Opportunity Fund III, LP

By: Praesidian Capital Opportunity GP III, LLC, its General Partner

By:	/s/ Jason Drattell
Name: Jason Drattell
Title: Authorized Signatory

Praesidian Capital Opportunity Fund III-A, LP

By: Praesidian Capital Opportunity GP III-A, LLC, its General Partner

By:	/s/ Jason Drattell
Name: Jason Drattell
Title: Authorized Signatory

Praesidian Capital Opportunity Management III, LLC

By:	/s/ Jason Drattell
Name: Jason Drattell
Title: Authorized Signatory

Praesidian Capital Opportunity Management III-A, LLC

By:	/s/ Jason Drattell
Name: Jason Drattell
Title: Authorized Signatory

Jason Drattell

/s/ Jason Drattell